UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 13, 2005


                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     0-20028                   77-0214673
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                      6504 Bridge Point Parkway, Suite 415
                               Austin, Texas 78730
               (Address of Principal Executive Offices, Zip Code)

                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 13, 2005, we entered into an agreement with Joseph Lamoreux, our Chief Operating Officer, in which Mr. Lamoreux accepted a temporary international assignment with us in Shanghai, China. The letter agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

     The effective date of Mr. Lamoreux's assignment under this agreement is January 18, 2005. Mr. Lamoreux will manage our operations in China and will continue to report to Stephan Godevais, our President and Chief Executive Officer. Mr. Lamoreux will receive a gross monthly base salary of $19,166.67 before any deductions. In addition to reimbursement for reasonable costs and travel-related expenses, Mr. Lamoreux will receive $2,500 for miscellaneous expenses in connection with this temporary assignment.

     Other than serving as our Chief Operating Officer, no material relationship exists between Mr. Lamoreux and us or any of our affiliates. This agreement does not modify Mr. Lamoreux's amended employment agreement with us dated September 13, 2003.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.    DESCRIPTION

10.1           Letter Agreement with Joseph Lamoreux dated January 13, 2005.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 20, 2005                           VALENCE TECHNOLOGY, INC.




                                           By: /s/ Kevin W. Mischnick
                                                --------------------------------
                                                   Kevin W. Mischnick
                                                   Vice President of Finance and
                                                   Assistant Secretary



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                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

10.1           Letter Agreement with Joseph Lamoreux dated January 13, 2005.